Exhibit 99.1

FOR IMMEDIATE RELEASE

STIFEL COMPLETES ACQUISITION OF STERNE AGEE

ST. LOUIS, June 5, 2015 – Stifel Financial Corp. (NYSE: SF) today announced that it has completed the acquisition of Sterne Agee Group, Inc. The combination increases Stifel’s Global Wealth Management professionals by 35% to more than 2,800 financial advisors and independent representatives with over $200 billion in client assets, and complements Stifel’s Fixed Income platform, adding depth and capabilities.

“We are pleased to welcome our new partners to Stifel. Sterne Agee fits very well within our Global Wealth Management group. I am excited that 100% of Sterne Agee’s traditional financial advisors have joined Stifel. Under Eric Needleman’s leadership, our fixed income platform is expected to accelerate and become a larger contributor to growth in our Institutional Group,” said Ronald J. Kruszewski, Chairman and CEO of Stifel.

Stifel and Sterne Agee upheld several commitments made at the time of the announcement of this acquisition. First, Stifel and Sterne Agee sold Sterne Agee’s Institutional Equities business, including Equity Sales, Trading and Research to CRT Capital Group. Stifel and Sterne Agee also sold the FBC Mortgage business back to its founders. And, Stifel, Sterne Agee and Stephens reached an agreement whereby five Managing Directors in the Depository Investment Banking Group of Sterne Agee joined Stephens.

The acquired businesses are expected to generate approximately $300 to $325 million in gross annual revenues and be accretive to shareholder value when fully integrated.

“We are excited to now be part of Stifel,” said Eric Needleman. “This is right time to join together and we believe we can better provide clients with all the tools necessary to be successful in the current marketplace.”

Today’s announcement follows shareholder approval of the transaction by Sterne Agee shareholders and receipt of all regulatory approvals.

Stifel Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated; Keefe Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Century Securities Associates, Inc., and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and 1919 Investment Counsel & Trust Company offer trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are based upon our current expectations and projections about future events. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation

Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. In addition, our past results of operations do not necessarily indicate our future results. These factors include, but are not limited to, the state of the financial markets and the economy, Stifel’s ability to implement its strategic initiatives and achieve the expected benefits of the merger with Sterne Agee, retain key professionals, as well as other competitive, economic, political, and market conditions and fluctuations, government and industry regulation, risks relating to the merger with Sterne Agee, including the effect of the completion of the transaction on Stifel’s or Sterne Agee’s business relationships, operating results and business generally, and other factors. Some of the other factors are those that are discussed in Item 1A “Risk Factors” in Stifel’s Annual Report on Form 10-K for the year ended December 31, 2014, and in Stifel’s Quarterly Reports on Form 10-Q filed with the SEC thereafter. We do not assume responsibility for the accuracy or completeness of any forward-looking statement, and you should not rely on forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements to conform them to actual results or revised expectations.

Stifel Investor Relations Contact

Sarah Anderson, (415) 364-2500

investorrelations@stifel.com